AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2004
                                                        FILE NO. 811-6118
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549



                                   FORM N-1A


                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 16


                          TAX FREE RESERVES PORTFOLIO
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                   125 BROAD STREET, NEW YORK, NEW YORK 10004
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 800-451-2010

                            ROBERT I. FRENKEL, ESQ.
             300 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT 06902
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 WITH A COPY TO
                             ROGER P. JOSEPH, ESQ.
                             BINGHAM MCCUTCHEN LLP
                               150 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110

===============================================================================


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                                EXPLANATORY NOTE


     Tax Free Reserves Portfolio (the "Portfolio") has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended, since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.




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                                    PART A


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Responses to Items 1, 2, 3, and 8 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.


Item 4.  Investment Objectives, Principal Investment Strategies, and Related Risks.
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PORTFOLIO GOALS

The goals of Tax Free Reserves Portfolio (the "Portfolio") are to provide investors in the Portfolio with high levels of current income exempt from federal income taxes, preservation of capital and liquidity. The Portfolio's goals may be changed without the approval of its investors, but not without written notice thereof to the Portfolio's investors at least 30 days prior to implementing the change. Of course, there is no assurance that the Portfolio will achieve its goals.

MAIN INVESTMENT STRATEGIES

o The Portfolio invests primarily in high quality municipal obligations and in participation or other interests in these obligations issued by banks, insurance companies and other financial institutions. Municipal obligations are debt securities issued by states, cities and towns and other public entities or qualifying issuers. The interest paid on these debt securities is free from federal income tax but is generally lower than the interest paid on taxable securities.

o Under normal market conditions, the Portfolio invests at least 80% of its assets in municipal obligations and interests in municipal obligations that pay interest that is exempt from federal income tax, including the federal alternative minimum tax.

o Subject to this 80% policy, the Portfolio may invest in high quality securities that pay interest that is subject to federal income tax or federal alternative minimum tax.

o The Portfolio may invest more than 25% of its assets in participation interests in municipal obligations that are issued by banks and/or backed by bank obligations.

The Portfolio's principal investment strategies are the strategies that, in the opinion of the Portfolio's manager are most likely to be important in trying to achieve the Portfolio's investment goals. Of course, there can be no assurance that the Portfolio will achieve its goals. Please note that the Portfolio may also use strategies and invest in securities that are not described below but that are described in Part B to this Registration Statement. The Portfolio may not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement.

The Portfolio complies with industry regulations that apply to money market funds. These regulations require that the Portfolio's investments mature or be deemed to mature within 397 days from the date purchased and that the average maturity of the Portfolio's investments (on a dollar-weighted basis) be 90 days or less. In addition, the regulations require that all of the Portfolio's investments be in U.S. dollar-denominated high quality securities which have been determined by the manager to present minimal credit risks. To be high quality, a security (or its issuer) must be rated in one of the two highest short-term rating categories by nationally recognized rating agencies, such as Moody's or Standard & Poor's, or, if unrated, in the manager's opinion, be of comparable quality. Investors should note that within these two rating categories there may be sub-categories or gradations indicating relative quality. If the credit quality of a security deteriorates after the Portfolio buys it, the manager will decide whether the security should be held or sold.

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Money market instruments in which the Portfolio may invest include instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features, and may take the form of participation interests or receipts in an underlying security, in some cases backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed rate on an underlying security, or may represent the right to receive only the interest or principal component on the underlying security. These instruments may be considered to be derivatives.

WHAT ARE MONEY MARKET INSTRUMENTS?

A money market instrument is a short-term IOU issued by banks or other corporations, or the U.S. or a foreign government or state or local governments. Money market instruments typically have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short term unsecured debt of corporations), and asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables). In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed upon interest rate.

The Portfolio invests primarily in high quality municipal obligations, including municipal money market instruments, and in participation or other interests in municipal obligations. Under normal market conditions, the Portfolio invests at least 80% of its assets in municipal obligations and participation or other interests in municipal obligations that pay interest that is exempt from federal income tax, including the federal alternative minimum tax. However, except for the 80% policy, the Portfolio's investment goals and policies may be changed without a vote of investors.

Municipal obligations bought by the Portfolio must be rated in the highest two rating categories of nationally recognized rating agencies or, if unrated, be determined by the manager to be of comparable quality.

WHAT ARE MUNICIPAL OBLIGATIONS?

Municipal obligations are fixed and variable rate obligations issued by or on behalf of states and municipal governments, Puerto Rico and other U.S. territories, and their authorities, agencies, instrumentalities and political subdivisions, and by other qualifying issuers. The interest on these obligations is exempt from federal income tax, but is generally lower than the interest paid on taxable securities.

Longer term municipal obligations (municipal bonds) generally are issued to raise funds for construction or to retire previous debt. Short term obligations (municipal notes or commercial paper) may be issued to finance short term cash needs in anticipation of receipt of tax and other revenues.

The Portfolio may invest in both "general obligation" securities, which are backed by the full faith, credit and taxing power of the issuer, and in "revenue" securities, which are payable only from revenues from a specific project or another revenue source. The Portfolio also may invest in private activity bonds, which fund privately operated industrial facilities. Payment on these bonds generally is made from payments by the operators of the facilities and is not backed by the taxing authority of the issuing municipality. The Portfolio may invest in municipal lease obligations, which are undivided interests issued by a state or municipality in a lease or installment purchase which generally relates to equipment or facilities. In some cases, payments under municipal leases do not have to be made unless money is specifically approved for that purpose by an appropriate legislative body.

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The Portfolio may purchase municipal obligations under arrangements (called stand-by commitments) where it can sell the securities at an agreed-upon price and date under certain circumstances. The Portfolio can also purchase securities under arrangements (called when-issued or forward-delivery basis) where the securities will not be delivered immediately. The Portfolio will set aside the assets to pay for these securities at the time of the agreement.

The Portfolio may concentrate in participation interests issued by banks and/or backed by bank obligations. This means that the Portfolio may invest more than 25% of its assets in participation interests backed by banks. In a participation interest, the bank sells undivided interests in a municipal obligation it owns. These interests may be supported by a bank letter of credit or guarantee. The interest rate generally is adjusted periodically, and the holder can sell back to the issuer after a specified notice period. If interest rates rise or fall, the rates on participation interests and other variable rate instruments generally will be readjusted.

Subject to its 80% policy, the Portfolio may also invest in municipal obligations that are subject to federal alternative minimum tax. The Portfolio may also invest in taxable money market instruments, particularly if the after-tax return on those securities is greater than the return on municipal money market instruments. The Portfolio's taxable investments will be comparable in quality to its municipal investments. Under normal circumstances, not more than 20% of the Portfolio's assets are invested in taxable instruments. These investments would cause the amount of the Portfolio's income that is subject to tax to increase. Except for its 80% policy, the Portfolio's investment goals and policies may be change without investor vote.

Defensive Strategies. The Portfolio may, from time to time, take temporary defensive positions that are inconsistent with its principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality taxable money market instruments, and may not be pursuing its investment objectives.

MANAGEMENT STYLE. Managers of mutual funds use different styles when selecting securities to purchase. The manager uses a "top-down" approach when selecting securities for the Portfolio. When using a "top-down" approach, the manager looks first at broad economic factors and market conditions, such as prevailing and anticipated interest rates. On the basis of those factors and conditions, the manager selects optimal interest rates and maturities and chooses certain sectors or industries within the overall market. The manager then looks at individual companies within those sectors or industries to select securities for the investment portfolio.

Since the Portfolio maintains a weighted average maturity of no more than 90 days, many of its investments are held until maturity. The manager may sell a security before maturity when it is necessary to do so to meet redemption requests. The manager may also sell a security if the manager believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio's investment portfolio (for example, to reflect changes in the manager's expectations concerning interest rates), or when the manager believes there is superior value in other market sectors or industries.

MAIN RISKS

Investing in a mutual fund involves risk. It is possible to lose money by investing in the Portfolio. Please remember that an investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The principal risks of investing in the Portfolio are described below. Please note that there are many other factors that could adversely affect your investment and that could prevent the Portfolio from achieving its goals; these other factors are not described here. More information about risks appears in Part B to this Registration Statement. Before investing, you should carefully consider the risks that you will assume.

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YIELD FLUCTUATION. The Portfolio invests in short term money market instruments. As a result, the amount of income paid to you by the Portfolio will go up or down depending on day-to-day variations in short term interest rates. Investing in high quality, short term instruments may result in a lower yield (the income or your investment) than investing in lower quality or longer-term instruments. When interest rates are very low, as they have been recently, the Portfolio's expenses could absorb all or a significant portion of the Portfolio's income.

CREDIT RISK. The Portfolio invests in debt securities that are rated, when the Portfolio buys them, in one of the two highest short term rating categories by nationally recognized rating agencies or, if unrated, in the manager's opinion are of comparable quality. However, it is possible that some issuers will be unable to make the required payments on debt securities held by the Portfolio. Debt securities also fluctuate in value based on the perceived creditworthiness of issuers. A default on an investment held by the Portfolio could cause the value of your investment in the Portfolio, or its yield, to decline.

INTEREST RATE AND MARKET RISK. A major change in interest rates or a significant decline in the market value of a Portfolio investment, or other market event, could cause the value of your investment in the Portfolio, or its yield, to decline.

NON-DIVERSIFIED STATUS. The Portfolio is a non-diversified mutual fund and may invest 25% or more of its assets in securities of issuers that are located in the same state, that derive income from similar type projects or that are otherwise related. As a result, many securities held by the Portfolio may be adversely affected by a particular single economic, business, regulatory or political event. You should consider the risk inherent in these policies when you compare the Portfolio with a more diversified mutual fund.

CONCENTRATION IN THE BANKING INDUSTRY. The Portfolio may concentrate in participation interests in municipal obligations that are issued by banks and/or backed by bank obligations. This means that an investment in the Portfolio may be particularly susceptible to adverse events affecting the banking industry. Banks are highly regulated. Decisions by regulators may limit the loans banks make and the interest rates and fees they charge, and may reduce bank profitability. Banks also depend on being able to obtain funds at reasonable costs to finance their lending operations. This makes them sensitive to changes in money market and general economic conditions. When a bank's borrowers get in financial trouble, their failure to repay the bank will also affect the bank's financial situation.


DISCLOSURE OF PORTFOLIO HOLDINGS. A description of the Portfolio's policies and procedures with respect to the disclosure of the Portfolio's holdings is available in the Portfolio's SAI.


Item 5. Management, Organization and Capital Structure.

Manager

The Portfolio's investment manager is Citi Fund Management Inc. ("Citi Fund Management" or the "Manager"), 100 First Stamford Place, Stamford, Connecticut 06902. The Manager selects the Portfolio's investments, oversees its operations, and provides administrative services to the Portfolio. The Manager is an affiliate of Citigroup Inc. ("Citigroup"). Citigroup businesses produce a broad range of financial services - asset management, banking and consumer finance, credit and charge cards, insurance investments, investment banking and trading - and use diverse channels to make them available to consumer and corporate customers around the world. A team of individuals employed by the Manager manages the day-to-day operations of the Portfolio.

Citi Fund Management was established in 2001 to take over the mutual fund-related investment advisory operations of Citibank, N.A. ("Citibank") and together with Citibank affiliates in New York, London, Frankfurt, Tokyo, and

Hong Kong, provides a broad range of fixed income and equity investment services to individuals and institutional clients throughout the world.

Citigroup affiliates, including their directors, officers or employees, may have banking and investment banking relationships with the issuers of securities that are held in the Portfolio. They may also own the securities of these issuers. However, in making investment decisions for the Portfolio, the Manager does not obtain or use material inside information acquired by any division, department or affiliate of Citigroup in the course of those relationships. Citigroup affiliates may have loans outstanding that are repaid with proceeds of securities purchased by the Portfolio.


RECENT DEVELOPMENTS

In connection with an investigation previously disclosed by Citigroup, the Staff of the Securities and Exchange Commission ("SEC") has notified Citigroup Asset Management ("CAM"), the Citigroup business unit that includes the Portfolio's investment manager and other investment advisory companies; Citicorp Trust Bank ("CTB"), an affiliate of CAM; Thomas W. Jones, the former CEO of CAM; and three other individuals, one of whom is an employee and the other two of whom are former employees of CAM, that the SEC Staff is considering recommending a civil injunctive action and/or an administrative proceeding against each of them relating to the creation and operation of an internal transfer agent unit to serve various CAM-managed funds.

In 1999, CTB entered the transfer agent business. CTB hired an unaffiliated subcontractor to perform some of the transfer agent services. The subcontractor, in exchange, had signed a separate agreement with CAM in 1998 that guaranteed investment management revenue to CAM and investment banking revenue to a CAM affiliate. The subcontractor's business was later taken over by PFPC Inc., and at that time the revenue guarantee was eliminated and a one-time payment was made by the subcontractor to a CAM affiliate.

CAM did not disclose the revenue guarantee when the boards of various CAM-managed funds hired CTB as transfer agent. Nor did CAM disclose to the boards of the various CAM-managed funds the one-time payment received by the CAM affiliate when it was made.

In addition, the SEC Staff has indicated that it is considering recommending action based on the adequacy of the disclosures made to the fund boards that approved the transfer agency arrangement, CAM's initiation and operation of, and compensation for, the transfer agent business and CAM's retention of, and agreements with, the subcontractor.

Citigroup is cooperating fully in the investigation and will seek to resolve the matter in discussions with the SEC Staff. Although there can be no assurance, Citigroup does not believe that this matter will have a material adverse effect on the funds. As previously disclosed, CAM has already agreed to pay the applicable funds, primarily through fee waivers, a total of approximately $17 million (plus interest) that is the amount of the revenue received by Citigroup relating to the revenue guarantee. It is not expected that the Portfolio will receive any portion of such payment.


MANAGEMENT FEES


For the fiscal year ended August 31, 2004, the fees paid by the Portfolio to Citi Fund Management, after waivers, were 0.1187% of the Portfolio's average daily net assets for the year.


CAPITAL STOCK

Investments in the Portfolio have no preference, pre-emptive or conversion rights and are fully paid and non-assessable. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio holds special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. Investments in the Portfolio may be transferred without prior written consent of the Trust. The Trustees may cause an investor's interests to be redeemed under certain circumstances.

Item 6 Investor Information.

HOW NET INCOME IS CALCULATED

The Portfolio calculates its net income at 12:00 noon, Eastern time, every day the New York Stock Exchange ("NYSE") is open for trading. All the Portfolio's net income so determined is allocated pro rata among the investors in the Portfolio at the time of such determination. On days when the financial markets in which the Portfolio invests close early, net income may be calculated as of the earlier close of those markets. The Portfolio's securities are valued at amortized cost, which is approximately equal to market value.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIO

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined once during each business day (a day the NYSE is open for trading) as of 12:00 noon, Eastern time. Securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the Investment Company Act of 1940 (the "1940 Act"). This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes.

There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days.

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Subject to compliance with applicable regulations, the Portfolio may pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities into cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


FREQUENT PURCHASES AND REDEMPTIONS OF PORTFOLIO SHARES

Money market funds are often used by investors for short term investments, in place of bank checking or saving accounts, or for cash management purposes. Investors value the ability to add and withdraw their funds quickly, without restriction. For this reason the Board of Trustees of the Portfolio has not adopted policies and procedures, or imposed restrictions such as minimum holding periods, in order to deter frequent purchases and redemptions of money market fund shares. The Board also believes that money market funds, such as the Portfolio, are not typically targets of abusive trading practices, because money market funds seek to maintain a $1.00 per share price and typically do not fluctuate in value based on market prices. However, some investors may seek to take advantage of a short term disparity between the Portfolio's yield and current market yields, which could have the effect of reducing the Portfolio's yield. In addition, frequent purchases and redemptions of the Portfolio's shares could increase the Portfolio's transaction costs and may interfere with the efficient management of the Portfolio by the Manager, which could detract from the Portfolio's performance.


TAX MATTERS

The Portfolio expects to be treated as a partnership for federal income tax purposes. As a result, the Portfolio does not expect to pay any federal income or excise taxes, and, generally, investors in the Portfolio should not recognize income or loss for federal income tax purposes when they invest in the Portfolio or when they receive distributions or make withdrawals from the Portfolio unless cash distributions or withdrawals exceed an investor's adjusted basis in its interest in the Portfolio. However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor's share from time to time of the Portfolio's ordinary income, expenses, capital gains or losses, credits, tax-exempt income, and other items, whether or not distributed.

The Portfolio also expects that investors which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the federal income tax requirements applicable to such companies.

The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in the Portfolio, as well as any state, local or foreign tax consequences to them of investing in the Portfolio.

Item 7 Distribution Arrangements.

The exclusive placement agent for the Portfolio is Citigroup Global Markets Inc., which receives no compensation for serving in this capacity.

                                    PART B



Item 9  Cover Page and Table of Contents.

     This Part B sets forth information with respect to Tax Free Reserves Portfolio (the "Portfolio"), an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for the Portfolio is December 29, 2004.



TABLE OF CONTENTS                                                          Page

Portfolio History...........................................................B-2
Description of the Portfolio and Its Investments and Risks..................B-2
Management of the Portfolio................................................B-11
Control Persons and Principal Holders
  of Securities............................................................B-19
Investment Advisory and Other Services.....................................B-20
Brokerage Allocation and Other Practices...................................B-21
Capital Stock and Other Securities.........................................B-22
Purchase, Redemption and Pricing of
  Securities...............................................................B-23
Taxation of the Portfolio..................................................B-24
Underwriters...............................................................B-25
Calculations of Performance Data...........................................B-25
Financial Statements.......................................................B-25
Appendix A - Proxy Voting Policies & Procedures............................B-26

Item 10  Portfolio History.

     The Portfolio was organized as a trust under the laws of the State of New York on March 1, 1990.


Item 11  Description of the Portfolio and Its Investments and Risks.

     The investment objectives of the Portfolio are to provide its investors with high levels of current income exempt from federal income taxes, preservation of capital and liquidity. There can, of course, be no assurance that the Portfolio will achieve its investment objectives. The investment objectives of the Portfolio may be changed without approval of the investors in the Portfolio. The Portfolio would, however, give written notice to its investors at least 30 days prior to implementing any change in its investment objectives.

     The Portfolio seeks its investment objectives by investing primarily in short-term, high quality fixed rate and variable rate obligations issued by or on behalf of states and municipal governments, and their authorities, agencies, instrumentalities and political subdivisions and other qualifying issuers, the interest on which is exempt from federal income taxes, including participation interests in such obligations issued by banks, insurance companies or other financial institutions. (These securities, whether or not the interest thereon is subject to the federal alternative minimum tax, are referred to herein as "Municipal Obligations.") Under normal market conditions, the Portfolio invests at least 80% of its assets in Municipal Obligations and interests in Municipal Obligations that pay interest that is exempt from federal income tax, including the federal alternative minimum tax.

     In determining the tax status of interest on Municipal Obligations, Citi Fund Management Inc., the Portfolio's investment manager ("Citi Fund Management" or the "Manager"), relies on opinions of bond counsel who may be counsel to the issuer. Although under normal circumstances the Portfolio will attempt to invest 100% of its assets in Municipal Obligations, the Portfolio reserves the right to invest up to 20% of its total assets in securities the interest income on which is subject to federal, state and local income tax or the federal alternative minimum tax. The Portfolio may invest more than 25% of its assets in participation certificates or other interests in Municipal Obligations issued or backed by banks. In view of this possible "concentration" in bank participation certificates, an investment in the Portfolio should be made with an understanding of the characteristics of the banking industry and the risks which such an investment may entail. (See "Variable Rate Instruments and Participation Interests" below.) The Portfolio may hold uninvested cash reserves pending investment. The Portfolio's investments may include "when-issued" or "forward delivery" Municipal Obligations, stand-by commitments and taxable repurchase agreements.

     The Portfolio is non-diversified which means that it is not subject to statutory restrictions under the 1940 Act with respect to limiting the investment of its assets in one or relatively few issuers. However, the Portfolio is required under rules applicable to money market funds to diversify its portfolio. Furthermore the Portfolio intends to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order so to qualify under current law, at the close of each quarter of the Portfolio's taxable year, at least 50% of the value of the Portfolio's total assets must be represented by cash, U.S. government securities, investment company securities and other securities limited in respect of any one issuer (or related issuers) to not more than 5% in value of the total assets of the Portfolio and not more than 10% of the outstanding voting securities of such issuer. In addition, and again under current law, at the close of each quarter of its taxable year, not more than 25% in value of the Portfolio's total assets may be invested in securities of one issuer (or two or more issuers that the Portfolio controls and that are engaged in the same or similar trades or businesses or related trades or businesses) other than U.S. government securities. The Portfolio may, however, invest 25% or more of its assets in securities that are related in such a way that an economic, business or political development or change affecting one of the securities would also affect the other securities including, for example, securities the interest upon which is paid from revenues of similar type projects, or securities the issuers of which are located in the same state. These policies may present greater risks than in the case of a more diversified investment company.

     All investments by the Portfolio mature or are deemed to mature within 397 days from the date of acquisition and the average maturity of the Portfolio's securities (on a dollar-weighted basis) is 90 days or less. The maturities of variable rate instruments held by the Portfolio are deemed to be the longer of the notice period, or the period remaining until the next interest rate adjustment, although the stated maturities may be in excess of 397 days. (See "Variable Rate Instruments and Participation Interests" below.)

     All investments by the Portfolio are "eligible securities," that is, rated in one of the two highest rating categories for short-term obligations by at least two nationally recognized statistical rating organizations (each a "NRSRO") assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO, or, in the case of an investment which is not rated, of comparable quality as determined by the Manager under procedures approved by the Board of Trustees on the basis of its credit evaluation of the obligor or, if applicable, of the bank issuing a participation interest, letter of credit or guarantee, or insurance issued in support of the Municipal Obligations or participation interests. (See "Variable Rate Instruments and Participation Interests" below.) Such instruments may produce a lower yield than would be available from less highly rated instruments. (See "Ratings of Municipal Obligations" below.)

     The Portfolio's fundamental policy to invest at least 80% of its assets, under normal circumstances, in certain Municipal Obligations is described below in "Municipal Obligations." This policy may not be changed without approval of the investors in the Portfolio.

MUNICIPAL OBLIGATIONS. The Portfolio invests at least 80% of its assets, under normal circumstances, in Municipal Obligations, including:

     (1) Municipal bonds with remaining maturities deemed to be 397 days or less that are rated within the Aaa or Aa categories at the date of purchase by Moody's Investors Service, Inc. ("Moody's") or within the AAA or AA categories by Standard & Poor's Ratings Group ("Standard & Poor's") or Fitch IBCA, Duff & Phelps ("Fitch") and which present minimal credit risk as determined by the Manager under procedures approved by the Board of Trustees, or, if not rated by these rating agencies, are of comparable quality as determined by the Manager under procedures approved by the Board of Trustees on the basis of the credit evaluation of the obligor on the bonds or of the bank issuing a participation interest or guarantee or of any insurance issued in support of the bonds or the participation interests. See "Municipal Bonds" below.

     (2) Municipal notes with remaining maturities deemed to be 397 days or less that at the date of purchase are rated MIG 1/VMIG 1 or MIG 2/VMIG 2 by Moody's, SP-1+, SP-1 or SP-2 by Standard & Poor's or F-1 or F-2 by Fitch and which present minimal credit risk as determined by the Manager under procedures approved by the Board of Trustees, or, if not rated by these rating agencies, are of comparable quality as determined by the Manager under procedures approved by the Board of Trustees. See "Municipal Notes" below.

     (3) Municipal commercial paper that is rated Prime-1 or Prime-2 by Moody's, A-1+, A-1 or A-2 by Standard & Poor's or F-1 or F-2 by Fitch and which presents minimal credit risk as determined by the Manager under procedures approved by the Board of Trustees, or, if not rated by these rating agencies, is of comparable quality as determined by the Manager under procedures approved by the Board of Trustees. Issues of municipal commercial paper typically represent very short-term, unsecured, negotiable promissory notes. These obligations are often issued to meet seasonal working capital needs of municipalities or to provide interim construction financing and are paid from general revenues of municipalities or are refinanced with long-term debt. In most cases, municipal commercial paper is backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions which may be called upon in the even of default by the issuer of the commercial paper.

     Subsequent to its purchase by the Portfolio, a rated Municipal Obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event requires sale of such Municipal Obligation by the Portfolio (other than variable rate instruments which must be sold if they are not "high quality"), but the Manager considers such event in determining whether the Portfolio should continue to hold the Municipal Obligation. To the extent that the ratings given to the Municipal Obligations or other securities held by the Portfolio are altered due to changes in any of the Moody's, Standard & Poor's or Fitch ratings systems, the Manager adopts such changed ratings as standards for its future investments in accordance with the investment policies contained above and in the Part A to this Registration Statement. Certain Municipal Obligations issued by instrumentalities of the U.S. government are not backed by the full faith and credit of the U.S. Treasury but only by the creditworthiness of the instrumentality. The Portfolio's Board of Trustees has determined that any Municipal Obligation that depends directly, or indirectly through a government insurance program or other guarantee, on the full faith and credit of the U.S. government is considered to have a rating in the highest category. Where necessary to ensure that the Municipal Obligations are "eligible securities" (e.g., within the two highest ratings assigned by Moody's, Standard & Poor's or Fitch or, if not rated, are of comparable quality as determined by the Manager under procedures approved by the Board of Trustees), or where the obligations are not freely transferable, the Portfolio will require that the obligation to pay the principal and accrued interest be backed by an unconditional irrevocable bank letter of credit, a guarantee, insurance policy or other comparable undertaking of an approved financial institution.

     MUNICIPAL BONDS. Municipal bonds are debt obligations of states, cities, municipalities and municipal agencies and authorities which generally have a maturity at the time of issuance of one year or more and which are issued to raise funds for various public purposes, such as construction of a wide range of public facilities, refunding outstanding obligations or obtaining funds for institutions and facilities. The two principal classifications of municipal bonds are "general obligation" and "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. The principal of and interest on revenue bonds are payable from the income of specific projects or authorities and generally are not supported by the issuer's general power to levy taxes. In some cases, revenues derived from specific taxes are pledged to support payments on a revenue bond.

     In addition, certain kinds of private activity bonds ("PABs") are issued by or on behalf of public authorities to provide funding for various privately operated industrial facilities, such as warehouse, office, plant and store facilities and environmental and pollution control facilities. PABs are, in most cases, revenue bonds. The payment of the principal and interest on PABs usually depends solely on the ability of the user of the facilities financed by the bonds or other guarantor to meet its financial obligations and, in certain instances, the pledge of real and personal property as security for payment. Many PABs may not be readily marketable; however, it is expected that the PABs or the participation certificates in PABs purchased by the Portfolio will have liquidity because they generally will be supported by demand features to "high quality" banks, insurance companies or other financial institutions.

     Municipal bonds may be issued as "zero coupon" obligations. Zero-coupon bonds are issued at a significant discount from their principal amount in lieu of paying interest periodically. Because zero-coupon bonds do not pay current interest in cash, their value is subject to greater fluctuation in response to changes in market interest rates than bonds that pay interest currently. Zero-coupon bonds allow an issuer to avoid the need to generate cash to meet current interest payments. Accordingly, such bonds may involve greater credit risks than bonds paying interest currently in cash. The Portfolio is required to accrue interest income on such investments and to distribute such amounts at least annually to shareholders even though zero-coupon bonds do not pay current interest in cash. Thus, it may be necessary at times for the Portfolio to liquidate investments in order to satisfy its dividend requirements.

     MUNICIPAL NOTES. There are four major varieties of state and municipal notes: Tax and Revenue Anticipation Notes ("TRANs"); Tax Anticipation Notes ("TANs"); Revenue Anticipation Notes ("RANs"); and Bond Anticipation Notes ("BANs"). TRANs, TANs and RANs are issued by states, municipalities and other tax-exempt issuers to finance short-term cash needs or, occasionally, to finance construction. Many TRANs, TANs and RANs are general obligations of the issuing entity payable from taxes or designated revenues, respectively, expected to be received within the related fiscal period. BANSs are issued with the expectation that their principal and interest will be paid out of proceeds from renewal notes or bonds to be issued prior to the maturity of the BANs. BANs are issued most frequently by both general obligation and revenue bond issuers usually to finance such items as land acquisition, facility acquisition and/or construction and capital improvement projects.

     MUNICIPAL LEASE OBLIGATIONS. Participations in municipal leases are undivided interests in a portion of a lease or installment purchase issued by a state or local government to acquire equipment or facilities. Municipal leases frequently have special risks not normally associated with general obligation bonds or revenue bonds. Many leases include "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. Although the obligations will be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might, in some cases, prove difficult. Municipal lease obligations are deemed to be illiquid unless otherwise determined by the Board of Trustees.

     VARIABLE RATE INSTRUMENTS AND PARTICIPATION INTERESTS. The Portfolio may purchase variable rate instruments and participation interests in Municipal Obligations. Variable rate instruments that the Portfolio may purchase are Municipal Obligations (including municipal notes and municipal commercial paper) that provide for a periodic adjustment in the interest rate paid on the instrument and permit the holder to receive payment upon a specified number of days' notice of the unpaid principal balance plus accrued interest either from the issuer or by drawing on a bank letter of credit, a guarantee or an insurance policy issued with respect to such instrument or by tendering or "putting" such instrument to a third party (called a liquidity feature). A participation interest in a Municipal Obligation gives the Portfolio an undivided interest in the Municipal Obligation in the proportion that the Portfolio's participation bears to the total principal amount of the Municipal Obligation and provides the liquidity feature.

     The variable rate instruments in which the Portfolio's assets may be invested are payable upon a specified period of notice which may range from one day up to one year. The terms of the instruments provide that interest rates are adjustable at intervals ranging from daily to up to one year and the adjustments are based upon the prime rate of a bank or other appropriate interest rate adjustment index as provided in the respective instruments. Variable rate instruments in which the Portfolio may invest include participation interests in variable or fixed-rate Municipal Obligations owned by a bank, insurance company or other financial institution or affiliated organizations. Although the rate of the underlying Municipal Obligations may be fixed, the terms of the participation interest may result in the Portfolio receiving a variable rate on its investment. The Manager has been instructed by the Trustees to monitor continually the pricing, quality and liquidity of the variable rate instruments held by the Portfolio, including the participation interests, on the basis of published financial information and reports of the rating agencies and other bank analytical services to which the Portfolio may subscribe. An unrated variable rate instrument may be determined to meet the Portfolio's high quality criteria if it is backed by a letter of credit or guarantee or a right to tender or put the instrument to a third party or if it is insured by an insurer that meets the high quality criteria for the Portfolio discussed above or on the basis of a credit evaluation of the underlying obligor. If the credit of the obligor is of "high quality," no credit support from a bank or other financial institution will be necessary. Each unrated variable rate instrument will be evaluated on a quarterly basis to determine that it continues to meet the Portfolio's high quality criteria.

     Variable rate instruments in which the Portfolio may invest include participation interests in variable rate, Municipal Obligations owned by a bank, insurance company or other financial institution or affiliated organizations. Although the rate of the underlying Municipal Obligations may be fixed, the terms of the participation interest may result in the Portfolio receiving a variable rate on its investment. A participation interest gives the Portfolio an undivided interest in the Municipal Obligation in the proportion that the Portfolio's participation bears to the total principal amount of the Municipal Obligation and provides the liquidity feature. Each participation may be backed by an irrevocable letter of credit or guarantee of, or a right to put to, a bank (which may be the bank issuing the participation interest, a bank issuing a confirming letter of credit to that of the issuing bank, or a bank serving as agent of the issuing bank with respect to the possible repurchase of the participation interest) or insurance policy of an insurance company that has been determined by the Manager under procedures approved by the Board of Trustees to meet the prescribed quality standards of the Portfolio. The Portfolio has the right to sell the participation interest back to the institution or draw on the letter of credit or insurance after a specified period of notice, for all or any part of the full principal amount of the Portfolio's participation in the security, plus accrued interest. The Portfolio intends to exercise the liquidity feature only (1) upon a default under the terms of the bond documents, (2) as needed to provide liquidity to the Portfolio in order to facilitate withdrawals from the Portfolio, or (3) to maintain a high quality investment portfolio. In some cases, this liquidity feature may not be exercisable in the event of a default on the underlying Municipal Obligations; in these cases, the underlying Municipal Obligations must meet the Portfolio's high credit standards at the time of purchase of the participation interest. Issuers of participation interests will retain a service and letter of credit fee and a fee for providing the liquidity feature, in an amount equal to the excess of the interest paid on the instruments over the negotiated yield at which the participations were purchased on behalf of the Portfolio. With respect to insurance, the Portfolio will attempt to have the issuer of the participation interest bear the cost of the insurance, although the Portfolio may also purchase insurance in which case the cost of insurance will be an expense of the Portfolio. The Manager has been instructed by the Portfolio's Board of Trustees to monitor continually the pricing, quality and liquidity of the variable rate instruments held by the Portfolio, including the participation interests, on the basis of published financial information and reports of the rating agencies and other bank analytical services to which the Portfolio may subscribe. Although participation interests may be sold, the Portfolio intends to hold them until maturity, except under the circumstances stated above. Participation interests may include municipal lease obligations. Purchase of a participation interest may involve the risk that the Portfolio will not be deemed to be the owner of the underlying Municipal Obligation for purposes of the ability to claim tax exemption of interest paid on that Municipal Obligation.

     Periods of high inflation and periods of economic slowdown, together with the fiscal measures adopted to attempt to deal with them, have brought wide fluctuations in interest rates. When interest rates rise, the value of fixed income securities generally falls; and vice versa. While this is true for variable rate instruments generally, the variable rate nature of the underlying instruments should minimize these changes in value. Accordingly, as interest rates decrease or increase, the potential for capital appreciation and the risk of potential capital depreciation is less than would be the case with a portfolio of fixed interest rate securities. Because the adjustment of interest rates on the variable rate instruments is made in relation to movements of various interest rate adjustment indices, the variable rate instruments are not comparable to long-term fixed rate securities. Accordingly, interest rates on the variable rate instruments may be higher or lower than current market rates for fixed rate obligations of comparable quality with similar maturities.

     Because of the variable rate nature of the instruments, when prevailing interest rates decline the Portfolio's yield will decline and its shareholders will forgo the opportunity for capital appreciation. On the other hand, during periods when prevailing interest rates increase, the Portfolio's yield will increase and its shareholders will have reduced risk of capital depreciation.

     For purposes of determining whether a variable rate instrument held by the Portfolio matures within 397 days from the date of its acquisition, the maturity of the instrument will be deemed to be the longer of (1) the period required before the Portfolio is entitled to receive payment of the principal amount of the instrument after notice or (2) the period remaining until the instrument's next interest rate adjustment, except that an instrument issued or guaranteed by the U.S. government or any agency thereof shall be deemed to have a maturity equal to the period remaining until the next adjustment of the interest rate. The maturity of a variable rate instrument will be determined in the same manner for purposes of computing the Portfolio's dollar-weighted average portfolio maturity.

     "WHEN-ISSUED" SECURITIES. The Portfolio may purchase securities on a "when-issued" or "forward delivery" basis. New issues of certain Municipal Obligations frequently are offered on a "when-issued" or "forward delivery" basis. The payment obligation and the interest rate that will be received on the Municipal Obligations are each fixed at the time the buyer enters into the commitment although settlement, i.e., delivery of and payment for the Municipal Obligations, takes place beyond customary settlement time (but normally within 45 days after the date of the Portfolio's commitment to purchase). Although the Portfolio will only make commitments to purchase "when-issued" or "forward delivery" Municipal Obligations with the intention of actually acquiring them, the Portfolio may sell these securities before the settlement date if deemed advisable by the Manager.

     Municipal Obligations purchased on a "when-issued" or "forward delivery" basis and the securities held in the Portfolio's investment portfolio are subject to changes in value based upon the market's perception of the credit-worthiness of the issuer and changes, real or anticipated, in the level of interest rates. The value of these Municipal Obligations and securities generally change in the same way, that is, both experience appreciation when interest rates decline and depreciation when interest rates rise. Purchasing Municipal Obligations on a "when-issued" or "forward delivery" basis can involve a risk that the yields available in the market on the settlement date may actually be higher or lower than those obtained in the transaction itself. A segregated account of the Portfolio consisting of cash or liquid debt securities equal to the amount of the "when-issued" or "forward delivery" commitments will be established at the Portfolio's custodian bank. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market value. If the market value of such securities declines, additional cash or highly liquid securities will be placed in the account daily so that the value of the account will equal the amount of the Portfolio's commitments. On the settlement date of the "when-issued" or "forward delivery" securities, the Portfolio's obligations will be met from then-available cash flow, sale of securities held in the separate account, sale of other securities or, although not normally expected, from sale of the "when-issued" or "forward delivery" securities themselves (which may have a value greater or lesser than the Portfolio's payment obligations). Sale of securities to meet such obligations may result in the realization of capital gains or losses, which are not exempt from federal income tax. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.

     STAND-BY COMMITMENTS. When the Portfolio purchases Municipal Obligations, it may also acquire stand-by commitments from banks with respect to such Municipal Obligations. The Portfolio also may acquire stand-by commitments from broker-dealers. Under the stand-by commitment, a bank or broker-dealer agrees to purchase at the Portfolio's option a specified Municipal Obligation at a specified price. A stand-by commitment is the equivalent of a "put" option acquired by the Portfolio with respect to a particular Municipal Obligation held in the Portfolio's investment portfolio.

     The amount payable to the Portfolio upon the exercise of a stand-by commitment normally would be (1) the acquisition cost of the Municipal Obligation (excluding any accrued interest paid on the acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Portfolio owned the security, plus (2) all interest accrued on the security since the last interest payment date during the period the security was owned by the Portfolio. Absent unusual circumstances relating to a change in market value, the Portfolio would value the underlying Municipal Obligation at amortized cost. Accordingly, the amount payable by a bank or dealer during the time a stand-by commitment is exercisable would be substantially the same as the market value of the underlying Municipal Obligation. The Portfolio values stand-by commitments at zero for purposes of computing the value of its net assets.

     The stand-by commitments that the Portfolio may enter into are subject to certain risks, which include the ability of the issuer of the commitment to pay for the securities at the time the commitment is exercised and the fact that the commitment is not marketable by the Portfolio and the maturity of the underlying security will generally be different from that of the commitment.

     TAXABLE SECURITIES. Although under normal circumstances the Portfolio attempts to invest 100% of its net assets in Municipal Obligations, the Portfolio may invest up to 20% of the value of its net assets in securities of the kind described below, the interest income on which is subject to state, local and federal income tax. Circumstances in which the Portfolio may invest in taxable securities include the following: (a) pending investment in the type of securities described above; (b) to maintain liquidity for the purpose of meeting anticipated withdrawals; and (c) when, in the opinion of the Manager, it is advisable to do so because of adverse market conditions affecting the market for Municipal Obligations. In addition, for temporary defensive purposes, the Portfolio may invest without limit in taxable securities. The kinds of taxable securities in which the Portfolio's assets may be invested are limited to the following short-term, fixed-income securities (maturing in 397 days or less from the time of purchase): (1) obligations of the U.S. government or its agencies, instrumentalities or authorities; (2) commercial paper rated Prime-1 or Prime-2 by Moody's, A-1+, A-1 or A-2 by Standard & Poor's or F-1+, F-1 or F-2 by Fitch; (3) certificates of deposit of U.S. banks with assets of $1 billion or more; and (4) repurchase agreements with respect to any Municipal Obligations or obligations of the U.S. government or its agencies, instrumentalities or authorities. As described above, the Portfolio's assets may also be invested in Municipal Obligations which are subject to an alternative minimum tax.

     STRUCTURED INSTRUMENTS. The Portfolio may invest in structured instruments. Structured instruments are money market instruments that have been structured to meet the regulatory requirements for investment by money market funds, typically by a bank, broker-dealer or other financial institution. They generally consist of a trust or partnership through which a fund holds an interest in one or more underlying bonds or other debt obligations coupled with a conditional right to sell ("put") the fund's interest in the underlying bonds at par plus accrued interest to a financial institution (a "Liquidity Provider"). With respect to tax-exempt instruments, the instrument is typically structured as a trust or partnership which provides for pass-through tax-exempt income. Structured instruments in which the Portfolio may invest include: (1) "Tender Option Bonds", which are instruments which grant the holder thereof the right to put an underlying bond at par plus accrued interest at specified intervals to a Liquidity Provider; (2) "Swap Products", in which the trust or partnership swaps the payments due on an underlying bond with a swap counterparty who agrees to pay a floating money market interest rate; and (3) "Partnerships", which allocate to the partners income, expenses, capital gains and losses in accordance with a governing partnership agreement.

     Structured instruments may be considered to be derivatives. Derivatives raise certain tax, legal, regulatory and accounting issues which may not be presented by direct investments in debt obligations. There is some risk that certain issues could be resolved in a manner that could adversely impact the performance of the Portfolio. For example, with respect to tax-exempt instruments, the tax-exempt treatment of the interest paid to the Portfolio is premised on the legal conclusion that the holders of such instruments have an ownership interest in the underlying bonds. While the Portfolio may rely on an opinion of legal counsel to the effect that the income from each such instrument is tax-exempt to the same extent as the underlying bond, the Internal Revenue Service (the "IRS") has not issued a ruling on this subject. Were the IRS to issue an adverse ruling, there is a risk that the interest paid on such derivative products would be deemed taxable.

     REPURCHASE AGREEMENTS. The Portfolio may invest its assets in repurchase agreements only with member banks of the Federal Reserve System or "primary dealers" (as designated by the Federal Reserve Bank of New York) in U.S. government securities. Under the terms of a typical repurchase agreement, the Portfolio would acquire an underlying debt instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase and the Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Portfolio's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. All repurchase agreements entered into by the Portfolio shall be fully collateralized at all times during the period of the agreement in that the value of the underlying security shall be at least equal to the amount of the loan, including the accrued interest thereon, and the Portfolio or its custodian or sub-custodian shall have control of the collateral, which the Manager believes will give the Portfolio a valid, perfected security interest in the collateral. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Manager believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. Repurchase agreements will give rise to income which will not qualify as tax-exempt income when distributed by the Portfolio. The Portfolio will not invest in a repurchase agreement maturing in more than seven days if any such investment together with illiquid securities held by the Portfolio exceed 10% of the Portfolio's total net assets. Repurchase agreements are also subject to the same risks described herein with respect to stand-by commitments.

     LENDING OF SECURITIES. Consistent with applicable regulatory requirements and in order to generate income, the Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange ("NYSE") (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral received by the Portfolio would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and, with respect to cash collateral, would also receive any income generated by the Portfolio's investment of the collateral (subject to a rebate payable to the borrower). The borrower alternatively may pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Manager to be of good standing, and when, in the judgment of the Manager, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. If the Manager determines to make loans, it is not intended that the value of the securities loaned by the Portfolio would exceed 33 1/3% of the value of its net assets.

     PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS. The Portfolio may invest up to 10% of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price.

     CERTAIN ADDITIONAL RISK FACTORS AFFECTING THE PORTFOLIO. The Portfolio may invest a portion of its assets in the obligations of the governments of Puerto Rico and other U.S. territories and their political subdivisions. Payment of interest and preservation of principal is dependent upon the continuing ability of such issuers and/or obligors of territorial, municipal and public authority debt obligations to meet their obligations thereunder. The sources of payment for such obligations and the marketability thereof may be affected by financial and other difficulties experienced by such issuers.


                            INVESTMENT RESTRICTIONS

     The Portfolio has adopted the following policies which may not be changed without approval by holders of a majority of the outstanding voting securities of the Portfolio, which as used in Part B of this Registration Statement means the vote of the lesser of (i) voting securities representing 67% or more of the voting power of the Portfolio present at a meeting at which holders of voting securities representing more than 50% of the voting power of the Portfolio are present or represented by proxy, or (ii) voting securities representing more than 50% of the voting power of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

     The Portfolio may not:

(1) borrow money except to the extent such borrowing is not prohibited by the 1940 Act and exemptive orders granted under such Act.

(2) underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a portfolio security.

(3) purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, futures contract and forward contract) in the ordinary course of its business. The Portfolio reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, futures contract and forward contract) acquired as a result of the ownership of securities.

(4) issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act. For purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract and futures contract and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security.

(5) make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

(6) purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry, except that the Portfolio may invest at least 25% of its assets in bank obligations issued by domestic banks, including bank participation interests in municipal obligations.

     For purposes of the investment restriction described above, the issuer of a tax-exempt security is deemed to be the entity (public or private) ultimately responsible for the payment of principal of and interest on the security. If, however, the creating government or some other entity, such as an insurance company or other corporate obligor, guarantees a security or a bank issues a letter of credit, such a guarantee or letter of credit may, in accordance with applicable Securities and Exchange Commission ("SEC") rules, be considered a separate security and treated as an issue of such government, other entity or bank.

     As a fundamental policy, under normal market conditions, the Portfolio invests at least 80% of its assets in municipal obligations and interests in municipal obligations that pay interest that is exempt from federal income tax, including the federal alternative minimum tax.

     As a non-fundamental policy, the Portfolio will not acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. This policy may be changed by the Board of Trustees of the Trust.


     PERCENTAGE AND RATING RESTRICTIONS. If a percentage restriction or a rating restriction (other than a restriction as to borrowing) on investment or utilization of assets set forth above or referred to elsewhere in this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in circumstances is not considered a violation of policy.


     DISCLOSURE OF PORTFOLIO HOLDINGS. The Portfolio's Board of Trustees has approved policies and procedures developed by Citigroup Asset Management ("CAM"), the Citigroup business unit that includes the Portfolio's investment manager, with respect to the disclosure of the Portfolio's portfolio securities and any ongoing arrangements to make available information about the Portfolio's portfolio securities. The policy requires that disclosure of information about the Portfolio's portfolio holdings be in the best interests of the Portfolio's shareholders, and that any conflicts of interest between the interests of the Portfolio's shareholders and those of Citi Fund Management Inc. or CGM or their affiliates, be addressed in a manner that places the interests of Portfolio shareholders first. The policy provides that information regarding the Portfolio's portfolio holdings may never be shared with non-CAM employees, with investors and potential investors (whether individual or institutional), and with third parties unless it is done for legitimate Portfolio business purposes and in accordance with the policy. CAM's policy generally provides for the release of details of securities positions once they are considered "stale." Data is considered stale once it is 25 calendar days old following quarter-end. This passage of time prevents a third party from benefiting from an investment decision made by the Portfolio that has not been fully reflected by the market.

The Portfolio's complete list of holdings (including the size of each position) may be made available to investors, potential investors, third parties and non-CAM employees no sooner than the time of the filing of Form N-Q or Form N-CSR in accordance with SEC rules, provided that such filings may not be made until 25 days following quarter-end.

Subject to the provisions relating to "ongoing arrangements," the Portfolio's holdings may also be released with simultaneous public disclosure at least 25 days after quarter end. Typically, simultaneous public disclosure is achieved by posting the information to a CAM or the Portfolio's internet site that is accessible by the public, or through public release by a third party vendor. For the purposes of the policy, the term "ongoing arrangement" is interpreted to include any arrangement, whether oral or in writing, to provide portfolio holdings information to any person or entity more than once, but excluding any arrangement to provide such information following the filing of Form N-Q or Form N-CSR.

CAM may release limited portfolio holdings information that is not yet considered stale in the following circumstances, subject to the provisions relating to "ongoing arrangements":

     1. The Portfolio's top ten securities, current as of quarter-end, and the individual size of each such security position may be released at any time following quarter end with simultaneous public disclosure.

     2. The Portfolio's (i) top ten securities positions (including the aggregate but not individual size of such positions), (ii) sector weightings, (iii) yield and duration and (iv) performance attribution (e.g., analysis of the Portfolio's outperformance or underperformance of its benchmark based on its portfolio holdings) may be released at any time with simultaneous public disclosure.

     3. A list of securities (that may include fund holdings together with other securities) followed by the Portfolio's portfolio manager (without position sizes or identification of particular funds) may be disclosed to sell-side brokers at any time for the purpose of obtaining research and/or market information from such brokers.

     4. A trade in process may be discussed only with counterparties, potential counterparties and others involved in the transaction (i.e., brokers and custodians).

Under the policy, if portfolio holdings are released pursuant to an ongoing arrangement with any party, the Portfolio must have a legitimate business purpose for the release of the information, the release of the information must be subject to trading restrictions and confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided by CAM on behalf of the Portfolio and neither the Portfolio, CAM or any other affiliated party may receive compensation or any other consideration in connection with such arrangements.

The approval of the Portfolio's Chief Compliance Officer, or designee, must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings information, or with respect to any exceptions to the policy. Exceptions are granted only after a thorough examination and consultation with CAM's legal department, as necessary. Any exceptions to the policies must be reported to the Portfolio's Board at its next regularly scheduled meeting.

All ongoing arrangements to make available information about the Portfolio's portfolio securities will be reviewed by the Portfolio's Board no less frequently than quarterly.

Currently, funds in the fund complex disclose their portfolio holdings approximately 25 days after calendar quarter end on their website
[www.citigroupam.com]. The Citi money market funds, including the Portfolio, do not currently post their portfolio holdings, or otherwise publicly disclose their portfolio holdings other than in required regulatory filings and reports, but may in the future do so.

Set forth below is a list, as of December 31, 2004, of those parties with whom CAM has authorized ongoing arrangements that include the release of portfolio holdings information, as well as the frequency of the release under such arrangements, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed. Not all of the ongoing arrangements described below may be applicable to the Portfolio. The Portfolio's auditor also has access from time to time to the Portfolio's portfolio holdings in connection with performing the audit and related functions.

   Recipient (holdings)               Frequency                    Delay before dissemination
   State Street Bank & Trust Co.      Daily                        None
   (Fund Custodian and Accounting
   Agent)
   Institutional Shareholders         As necessary                 None
   Services  (Proxy Voting Services)
   Bloomberg                          Quarterly                    25 Calendar days after Quarter End
   Lipper                             Quarterly                    25 Calendar days after Quarter End
   S&P                                Quarterly                    25 Calendar days after Quarter End
   Morningstar                        Quarterly                    25 Calendar days after Quarter End
   Vestek                             Daily                        None
   S&P (Rating Agency)                Weekly Tuesday Night         1 day
   Moody's (Rating Agency)            Weekly Tuesday Night         1 day


   Factset                            Daily                        None
   Frank Russell                      Monthly                      1 day
   Callan                             Quarterly                    25 Days after Quarter End
   Mercer                             Quarterly                    25 Days after Quarter End
   eVestment Alliance                 Quarterly                    25 Days after Quarter End
   CRA RogersCasey                    Quarterly                    25 Days after Quarter End
   Cambridge Associates               Quarterly                    25 Days after Quarter End
   Marco Consulting                   Quarterly                    25 Days after Quarter End
   Wilshire                           Quarterly                    25 Days after Quarter End
   Informa Investment Services        Quarterly                    25 Days after Quarter End
   (Efron)
   CheckFree (Mobius)                 Quarterly                    25 Days after Quarter End
   Nelsons Information                Quarterly                    25 Days after Quarter End
   Investor Tools                     Daily                        None
   Advent                             Daily                        None
   BARRA                              Daily                        None
   Plexus                             Quarterly (Calendar)         Sent the 1-3 business day
                                                                   following the end of a Quarter
   Elkins/McSherry                    Quarterly (Calendar)         Sent the first business day
                                                                   following the end of a Quarter
   Quantitative Services Group        Daily                        None

With respect to each such arrangement, the Portfolio has a legitimate business purpose for the release of information. The release of the information is subject to trading restrictions and/or confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided by CAM on behalf of the Portfolio. Neither the Portfolio, CAM or any other affiliated party receives compensation or any other consideration in connection with such arrangements.


Item 12  Management of the Portfolio.

TRUSTEES AND EXECUTIVE OFFICERS


TRUSTEES AND EXECUTIVE OFFICERS AS OF DECEMBER 29, 2004

     The Portfolio is supervised by a Board of Trustees. At least 75% of the Trustees are not affiliated with the Manager. The Trustees and officers of the Portfolio, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies associated with Citigroup Inc. ("Citigroup") the Trustees oversee, and other directorships they hold are set forth below. Each Trustee and officer holds office for his or her lifetime unless that individual resigns, retires, or is otherwise removed.

     An asterisk in the table below identifies those Trustees and officers who are "interested persons" of the Trust as defined in the 1940 Act. Each Trustee and officer of the Trust noted as an interested person is interested by virtue of that individual's position with Citigroup or its affiliates described in the table below.

                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

NON-INTERESTED
TRUSTEES:

Elliott J. Berv         Trustee       Since 2001  Executive Vice President    37          Board Member, American
c/o R. Jay Gerken                                 and Chief Operations                    Identity Corp. (doing
Citigroup Asset                                   Officer, DigiGym                        business as Morpheus
Management                                        Systems (on-line personal               Technologies)(biometric
399 Park Avenue                                   training systems) (since                information management)
New York, NY 10022                                2001); Consultant,                      (since 2001;consultant
Born April 30, 1943                               Catalyst (consulting)                   since 1999); Director,
                                                  (since 1984); Director,                 Lapoint Industries
                                                  Alzheimer's Association                 (industrial filter company)
                                                  (New England Chapter)                   (since 2002).
                                                  (since 1998); Board
                                                   Member, Savannah
                                                   Music Festival.



                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

Donald M. Carlton       Trustee       Since 2001  Consultant, URS             32          Director, Temple-Inland
c/o R. Jay Gerken                                 Corporation                             (forest products)(since
Citigroup Asset                                   (engineering)(since                     2003); Director, American
Management                                        1999); former Chief                     Electric Power Co.
399 Park Avenue                                   Executive Officer, Radian               (electric utility)(since
New York, NY 10022                                International L.L.C. 1996               1999); Director, National
Born July 20, 1937                                (engineering)(from                      Instruments Corp.
                                                  to 1998); Member of the                 (technology) (since 1994);
                                                  Management Committee,                   former Director, Valero
                                                  Signature Science                       Energy (petroleum
                                                  (research and                           refining) (from 1999
                                                  development)(since                      to 2003).
                                                  2000); Director,
                                                  Crystatech, Inc. (pollution
                                                  control technology)(since
                                                  2001).

A. Benton               Trustee       Since 2001  Dean Emeritus and Wiley     32          Former Director, Randall
Cocanougher                                       Professor of Business,                  Foods, Inc. (from 1990 to
c/o R. Jay Gerken                                 former Interim                          1999); former Director,
Citigroup Asset                                   Chancellor, Texas A&M                   First American Bank,
Management                                        University System (from                 Texas (from 1994 to
399 Park Avenue                                   2003 to 2004); former                   1999); former Director,
New York, NY 10022                                Special Advisor to the                  Petrolon, Inc. (from 1991
Born July 6, 1938                                 President, Texas A&M                    to 1994); former Director,
                                                  University (from 2002 to                First City Bank, Bryan,
                                                  2003);former Dean and                   Texas (from 1988 to
                                                  Professor of Marketing,                 1992).
                                                  Mays Graduate
                                                  School of Business of
                                                  Texas A&M University
                                                  (from 1987 to 2001).

Mark T. Finn            Trustee       Since 2001  Chairman, Chief             37          Former President and
c/o R. Jay Gerken                                 Executive Officer and                   Director, Delta Financial,
Citigroup Asset                                   Owner, Vantage                          Inc. (investment advisory
Management                                        Consulting Group,                       firm) (from 1983 to 1999).
399 Park Avenue                                   Inc. (investment advisory
New York, NY 10022                                and consulting firm)
Born May 16, 1943                                 (since 1988); Consultant
                                                  prior to 1988; Adjunct
                                                  Professor, College of
                                                  William & Mary (since
                                                  2002);Principal/Member,
                                                  Balvan Partners
                                                  (investment management)
                                                  (since 2002); former Vice
                                                  Chairman and Chief
                                                  Operating Officer,
                                                  Lindner Asset
                                                  Management Company
                                                  (mutual fund company)
                                                  (from 1999 to 2001);
                                                  former General Partner
                                                  and Shareholder,
                                                  Greenwich Ventures LLC
                                                  (investment partnership)
                                                  (from 1996 to 2001);
                                                  former President,
                                                  Secretary, and Owner,
                                                  Phoenix Trading Co.


                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

                                                  (commodity trading
                                                  advisory firm) (from
                                                  1997 to 2000).


Stephen Randolph        Trustee       Since 2001  Chief Executive  Officer,   37          Director, Andersen
Gross                                             HLB Gross Collins, PC                   Calhoun (assisted living)
c/o R. Jay Gerken                                 (accounting firm)(since                 (since 1987); former
Citigroup Asset                                   1979); Treasurer,                       Director, Yu Save, Inc.
Management                                        Coventry Limited, Inc.                  (internet company)(from
399 Park Avenue                                   (since 1985); former                    1998 to 2000); former
New York, NY 10022                                Managing Director,                      Director, Hotpalm.com,
Born October 8, 1947                              Fountainhead Ventures,                  Inc. (wireless applications)
                                                  L.L.C. (consulting)(1998                (from 1998 to 2000);
                                                  to 2003); former                        former Director,
                                                  Treasurer, Hank Aaron                   United Telesis, Inc.
                                                  Enterprises (fast food                  (telecommunications)
                                                  franchise) (from                        (from 1997 to 2002);
                                                  1985 to 2001); former                   former Director,
                                                  Partner, Capital                        ebank.com, Inc.
                                                  Investment Advisory                     (from 1997 to 2004).
                                                  Partners (consulting)
                                                  (from 2000 to 2002);
                                                  former Secretary,
                                                  Carint N.A.
                                                  (manufacturing)
                                                  (from 1998 to 2002);
                                                  former Chief Operating
                                                  Officer, General
                                                  Media Communications,
                                                  Inc. (from March 2003 to
                                                  August 2003).


Diana R. Harrington     Trustee       Since 2001  Professor, Babson College   37          None.
c/o R. Jay Gerken                                 (since 1993); Independent
Citigroup Asset                                   Consultant (since 1977).
Management
399 Park Avenue
New York, NY 10022
Born March 25, 1940


Susan B. Kerley         Trustee       Since 2001  Consultant, Strategic       37          Lead Independent
c/o R. Jay Gerken                                 Management Advisors,                    Director, Mainstay Funds
Citigroup Asset                                   LLC (investment                         (formerly Eclipse Funds)
Management                                        consulting) (since 1990).               (currently supervises 12
399 Park Avenue                                                                           investment companies in
New York, NY 10022                                                                        fund complex) (since
Born August 12, 1951                                                                      1990).


Alan G. Merten          Trustee       Since 2001  President, George Mason     32          Director, Xybernaut
c/o R. Jay Gerken                                 University (since 1996).                Corporation (since 2004);
Citigroup Asset                                                                           Director, Brainbench, Inc.
Management                                                                                (since 2004); Director,
399 Park Avenue                                                                           Comshare, Inc.
New York, NY 10022                                                                        (information technology)
Born December 27,                                                                         (from 1985 to 2003).
1941


                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

R. Richardson Pettit    Trustee       Since 2001  John Duncan Professor of    32          None
c/o R. Jay Gerken                                 Finance, University of
Citigroup Asset                                   Houston (since 1977);
Management                                        Independent Consultant.
399 Park Avenue
New York, NY 10022
Born July 6, 1942


INTERESTED TRUSTEE:

R. Jay Gerken*          Chairman,     Since 2002  Managing Director of        Chairman    N/A
Citigroup Asset         President                 Citigroup Global Markets    of the Board,
Management              and Chief                 Inc. ("CGM");               Trustee or
399 Park Avenue         Executive                 Chairman, President and     Director of
New York, NY 10022      Officer                   Chief Executive Officer     222 funds in
Born April 5, 1951                                of SBFM, Travelers          the Citigroup
                                                  Investment Adviser, Inc.    fund
                                                  ("TIA") and Citi Fund       complex
                                                  Management Inc.
                                                  ("CFM"); President
                                                  and Chief Executive
                                                  Officer of certain mutual
                                                  funds associated with
                                                  Citigroup Inc.
                                                  ("Citigroup"); formerly,
                                                  Portfolio Manager of
                                                  Smith Barney Allocation
                                                  Series Inc. (from 1996
                                                  to 2001) and Smith Barney
                                                  Growth and Income Fund
                                                  (from 1996 to 2001).


OFFICERS:

Andrew Shoup*           Senior Vice   Since 2003  Director of Citigroup      N/A          N/A
125 Broad Street        President                 Asset Management
New York, NY            and Chief                 ("CAM"); Chief
10004                   Administrative            Administrative Officer of
Born August 1, 1956     Officer                   certain mutual funds
                                                  associated with Citigroup
                                                  Inc.; Head of International
                                                  Funds Administration of
                                                  Citigroup Asset
                                                  Management (from 2001
                                                  to 2003); Director of
                                                  Global Funds
                                                  Administration of
                                                  Citigroup Asset
                                                  Management (from 2000
                                                  to 2001); Head
                                                  of U.S. Citibank Funds
                                                  Administration of
                                                  Citigroup Asset
                                                  Management
                                                  (from 1998 to 2000).


                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

Frances Guggino*        Chief         Since 2002  Vice President of CAM;     N/A          N/A
125 Broad Street        Financial                 Treasurer and/or
New York, NY 10004      Officer                   Controller of certain
Born September 8,       and                       mutual funds associated
1957                    Treasurer                 with Citigroup (since
                                                  1991).


Wendy S. Setnicka*      Controller    Since 2004  Vice President of CGM      N/A          N/A
Citigroup Asset                                   (since 1997); Controller
Management                                        of certain mutual funds
125 Broad Street                                  certain mutual funds
New York, NY 10004                                associated with Citigroup;
Born June 30, 1964                                Assistant Controller of
                                                  CAM (from 2002 to 2004)


Robert I. Frenkel*      Secretary     Since 2000  Managing Director and      N/A          N/A
Citigroup Asset         Chief Legal   Since 2003  General Counsel, Global
Management              Officer                   Mutual Funds for CAM
300 First Stamford                                (since 1994); Secretary of
Place                                             Citi Fund Management
Stamford, CT 06902                                Inc.; Secretary of certain
Born December 12, 1954                            mutual funds associated
                                                  with Citigroup; Chief
                                                  Legal Officer of certain
                                                  mutual funds associated
                                                  with Citigroup.


Andrew Beagley*         Chief         Since 2004  Chief Anti-Money           N/A          N/A
Citigroup Asset         Compliance                Laundering Compliance
Management              Officer                   Officer and Chief
399 Park Avenue         Chief Anti-   Since 2002  Compliance Officer of
New York, NY 10022      Money                     certain mutual funds
Born October 9, 1962    Laundering                associated with Citigroup;
                        Compliance                Director, Citigroup
                        Officer                   Global Markets (since
                                                  2000); Director of
                                                  Compliance, North
                                                  America, of CAM (since
                                                  2000); Director of
                                                  Compliance, Europe, the
                                                  Middle East and Africa,
                                                  of CAM (from 1999 to
                                                  2000); Compliance
                                                  Officer, Salomon Brothers
                                                  Asset Management
                                                  Limited, Smith Barney
                                                  Global Capital
                                                  Management Inc.,
                                                  Salomon Brothers Asset
                                                  Management Asia Pacific
                                                  Limited (from 1997 to
                                                  1999).

                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

Thomas C. Mandia*       Assistant     Since 2000  Director and Deputy        N/A          N/A
Citigroup Asset         Secretary                 General Counsel of CAM
Management                                        (since 1992); Assistant
300 First Stamford                                Secretary of certain
Place                                             mutual funds associated
Stamford, CT 06902                                with Citigroup.
Born February 27,
1962


Rosemary D. Emmens*     Assistant     Since 2000  Vice President and         N/A          N/A
Citigroup Asset         Secretary                 Associate General
Management                                        Counsel, Citigroup Asset
300 First Stamford                                Management (since
Place                                             1998); Assistant
Stamford, CT 06902                                Secretary of certain
Born October 28, 1969                             mutual funds associated
                                                  with Citigroup.


Harris Goldblat*        Assistant     Since 2000  Associate General          N/A          N/A
Citigroup Asset         Secretary                 Counsel of CAM (since
Management                                        2000); Assistant Secretary
300 First Stamford                                of certain mutual funds
Place                                             associated with Citigroup;
Stamford, CT 06902                                Associate, Stroock &
Born November 4,                                  Stroock & Lavan LLP
1969                                              (from 1997 to 2000).


Joseph Volpe*           Assistant     Since 2004  Vice President of CAM      N/A          N/A
Citigroup Asset         Treasurer                 (since 1992); Assistant
Management                                        Treasurer of certain
300 First Stamford                                mutual funds associated
Place                                             with Citigroup; Assistant
Stamford, CT 06902                                Controller of certain
Born April 16, 1962                               mutual funds associated
                                                  with Citigroup.
                                                  (from 2002 to 2004)


Kaprel Ozsolak*         Assistant     Since 2004  Vice President of CGM;     N/A           N/A
Citigroup Asset         Treasurer                 Assistant Treasurer of
Management                                        certain mutual funds
125 Broad Street                                  associated
New York, NY 10004                                with Citigroup.
Born October 26, 1965


Susan C. Curry*         Assistant     Since 2004  Director of Tax - US       N/A          N/A
Citigroup Asset         Treasurer                 Funds Administration of
Management                                        CAM (since 2004);
125 Broad Street                                  Assistant Treasurer of
New York, NY 10004                                certain mutual funds
Born December 30,                                 associated with Citigroup;
1966                                              Partner (from 2001 to
                                                  2004) and Senior
                                                  Manager (from 1997 to
                                                  2004) with Deloitte &
                                                  Touche LLP


Mathew Plastina*        Assistant     Since 2004  Assistant Vice President   N/A          N/A
Citigroup Asset         Controller                CAM (since 1999); Manager
Management                                        then Assistant controller
125 Broad Street                                  of certain mutual funds
New York, NY                                      associated with Citigroup.
Born June 9, 1970

                                                                             NUMBER OF
                                                                           PORTFOLIOS IN      OTHER BOARD
                                                                               FUND           MEMBERSHIPS
                        POSITION(S)     LENGTH                               COMPLEX            HELD BY
NAME, ADDRESS AND        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY      TRUSTEE DURING
DATE OF BIRTH               FUND        SERVED    DURING PAST FIVE YEARS      TRUSTEE        PAST FIVE YEARS

Kim Daly*               Assistant     Since 2004  Assistant Vice President   N/A          N/A
Citigroup Asset         Controller                of CAM (since 1996);
Management                                        Manager then Assistant
125 Broad Street                                  Controller of certain
New York, NY 10004                                mutual funds associated
Born November 16,                                 with Citigroup.
1966


Marisel Class*          Assistant     Since 2004  Vice President of CAM      N/A          N/A
Citigroup Asset         Controller                (since 1999); Manager
Management                                        then Assistant Controller
125 Broad Street                                  of certain mutual funds
New York, NY 10004                                associated with Citigroup.
Born June 28, 1961



     The Board of Trustees has a standing Audit Committee comprised of all of the Trustees who are not "interested persons" of the Portfolio, within the meaning of the 1940 Act. The Audit Committee oversees the scope of the Portfolio's audit, the Portfolio's accounting and financial reporting policies and practices and its internal controls. The Audit committee approves, and recommends to the Non-Interested Trustees for their ratification, the selection, appointment, retention or termination of the Portfolio's independent auditors and approves the compensation of the independent auditors. The Audit Committee also approves all audit and permissible non-audit services provided to the Portfolio by the independent auditors and all permissible non-audit services provided by the Portfolio's independent auditors to its Manager and any affiliated service providers if the engagement related directly to the Portfolio's operations and financial reporting. During the most recent fiscal year, the Audit Committee met five times.

     The Board of Trustees also has a standing Governance Committee. All Trustees who are not "interested persons" of the Portfolio are members of the Governance Committee. The Governance Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board. The Governance Committee met four times during the fiscal year ended August 31, 2004. The Governance Committee does not have a procedure to consider nominees recommended by investors.

     Because only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), may make investments in the Portfolio, no Trustee owns any interest in the Portfolio. The following table shows the amount of equity securities owned by the Trustees in the other investment companies associated with Citigroup supervised by the Trustees as of December 31, 2003:

                                                              AGGREGATE DOLLAR
                                                              RANGE OF EQUITY
                                                               SECURITIES IN
                                                                 INVESTMENT
                                                                 COMPANIES
                                DOLLAR RANGE OF EQUITY        ASSOCIATED WITH
                                  SECURITIES IN THE          CITIGROUP OVERSEEN
     NAME OF TRUSTEE                 PORTFOLIO                 BY THE TRUSTEE

     INTERESTED TRUSTEE

     R. Jay Gerken*                     none                   Over $100,000

     DISINTERESTED TRUSTEES

     Elliott J. Berv                    none                 $50,001-$100,000

     Donald M. Carlton                  none                   Over $100,000

     A. Benton Cocanougher              none                     $1-$10,00

     Mark T. Finn                       none                    $1-$10,000

     Stephen Randolph Gross             none                       none

     Diana R. Harrington                none                    $1-$10,000

     Susan B. Kerley                    none                    $1-$10,000

     Alan G. Merten                     none                    $1-$10,000

     R. Richardson Pettit               none                  $10,001-$50,000


     None of the disinterested Trustees or their family members had any interest in the Manager, CitiGroup Global Markets Inc. ("CGM"), and any person directly or indirectly controlling, controlled by, or under common control with the Manager or CGM as of December 31, 2003.

     Information regarding compensation paid to the Trustees of the Trust for the fiscal year ended August 31, 2004 is set forth below. Mr. Gerken is not compensated for his services as Trustees because of his affiliation with the Manager.


     Each fund in the Citigroup Fund complex pays a pro rata share of Trustee fees based on asset size. The Portfolio currently pays each of the Trustees who is not a director, officer or employee of the Manager or any of its affiliates its pro rata share of $45,000 plus $7,500 for each Board of Trustees meeting attended, $2,500 for each special Board meeting attended, and $100 for each telephonic Board meeting in which that Trustee participates. In addition, each Trustee who is not a director, officer or employer of the Manager or any of its affiliates and who acts as Chairman of any Committee of the Board of Trustees receives an additional $5,000 for acting as Chairman of such Committee. The Portfolio will reimburse these Trustees for travel and out-of-pocket expenses incurred in connection with Board of Trustees meetings.


                                  TRUSTEE COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------
TRUSTEE                                                                       TOTAL
                                                                           COMPENSATION
                                                           PENSION OR         FROM           NUMBER OF
                                                           RETIREMENT     PORTFOLIO AND      FUNDS IN
                                                         BENEFITS PAID         FUND           COMPLEX
                                      AGGREGATE            AS PART OF        COMPLEX         SUPERVISED
                                COMPENSATION FROM THE      PORTFOLIO         PAID TO            BY
                                     PORTFOLIO(1)         EXPENSES(1)       TRUSTEE(2)      TRUSTEE(2)(3)
-----------------------------------------------------------------------------------------------------------
INTERESTED TRUSTEES
-----------------------------------------------------------------------------------------------------------
R. Jay Gerken                   $0                       None              $0               222
-----------------------------------------------------------------------------------------------------------
DISINTERESTED TRUSTEES
-----------------------------------------------------------------------------------------------------------
Elliott J. Berv                 $   1,719                None              $80,300          37
-----------------------------------------------------------------------------------------------------------
Donald M. Carlton               $   1,758                None              $82,600          32
-----------------------------------------------------------------------------------------------------------
A. Benton Cocanougher           $   1,568                None              $86,200          32
-----------------------------------------------------------------------------------------------------------
Mark T. Finn                    $   1,814                None              $84,450          37
-----------------------------------------------------------------------------------------------------------
Stephen Randolph Gross          $   1,821                None              $81,350          37
-----------------------------------------------------------------------------------------------------------
Diana R. Harrington             $   1,722                None              $80,200          37
-----------------------------------------------------------------------------------------------------------
Susan B. Kerley                 $   2,173                None              $80,300          37
-----------------------------------------------------------------------------------------------------------
Alan G. Merten                  $   1,565                None              $77,800          32
-----------------------------------------------------------------------------------------------------------
C. Oscar Morong, Jr. (4)        $   7,694                None              $80,300          37
-----------------------------------------------------------------------------------------------------------
R. Richardson Pettit            $   1,727                None              $82,700          32
-----------------------------------------------------------------------------------------------------------
Walter E. Robb, III (4)         $   7,694                None              $80,600          37
-----------------------------------------------------------------------------------------------------------

-------------------------------------------
(1)  Information for the fiscal year ended on August 31, 2004.
(2)  Information for the calendar year ended on December 31, 2003.
(3) Two of the funds in the Fund Complex were not operational during the calendar year ended December 31, 2003.
(4) Messrs. Morong and Robb have announced their intention to retire as Trustees of the Portfolio as of December 31, 2003.


     The Trustees have adopted a Retirement Plan for all Trustees who are not "interested persons" of the Portfolio, within the meaning of the 1940 Act. Under the Plan, all Trustees are required to retire from the Board as of the last day of the calendar year in which the applicable Trustee attains age 75. Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as Trustee of the Trust or any of the investment companies associated with Citigroup for at least ten years and who have attained at least the age of 67 when they retire are eligible to receive the maximum retirement benefit under the Plan. The maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a Trustee during the calendar year ending on or immediately prior to the applicable Trustee's retirement. Trustees are first eligible to receive the minimum retirement benefit under the Plan (50% of the maximum benefit) after five years of service and attainment of at least the age of 67. Retirement benefit eligibility increases proportionately with each additional year of service until eligibility for the maximum benefit has been attained. Amounts under the Plan may be paid in installments or in twenty equal quarterly installments or, subject to the approval of the disinterest Trustees, a lump sum (discounted to present value). Benefits under the Plan are unfunded.

     The following table shows the estimated retirement benefit that would be payable under the Plan upon retirement at the specified compensation and years-of-service classifications.

                                                          Years of Service
                          ----------------------------------------------------------------------------------
         Average
     Compensation in
        Last Year             5            6             7             8             9         10 Years
       of Service           Years        Years         Years         Years         Years        or More

         $50,000          $125,000     $150,000      $175,000      $200,000      $225,000      $250,000
         $60,000          $150,000     $180,000      $210,000      $240,000      $270,000      $300,000
         $70,000          $175,000     $210,000      $245,000      $280,000      $315,000      $350,000
         $80,000          $200,000     $240,000      $280,000      $320,000      $360,000      $400,000
         $90,000          $225,000     $270,000      $315,000      $360,000      $405,000      $450,000
        $100,000          $250,000     $300,000      $350,000      $400,000      $450,000      $500,000

     Assuming continuous service as a Trustee of the Funds until the age of mandatory retirement under the Plan, each disinterested Trustee will have achieved at least ten credited years of service and will be eligible for the maximum retirement benefit under the Plan.


     During the fiscal year ended August 31, 2004, former Trustees of the Portfolio received the following retirement benefits under the Plan: Mr. Riley
C. Gilley, an aggregate of $70,000 in 4 quarterly installment payments; Mr. E. Kirby Warren, an aggregate of $70,000 in 4 quarterly installment payments; Mr. Woods, an aggregate amount of $60,000 in 4 quarterly installments; Mr. C. Oscar Morong, Jr., $325,300 in a lump sum payment; and Mr. Walter E. Robb, $325,300 in a lump sum payment.


     Officers receive no compensation from the Portfolio, although they may be reimbursed for reasonable travel expenses for attending meetings of the Board of Trustees.

     The Portfolio's Declaration of Trust provides that the Portfolio will indemnify the Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, (as opposed to a full trial-type inquiry) by vote of a majority of disinterested Trustees or in a written opinion of legal counsel chosen by a majority of the Trustees, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. Rights to indemnification or insurance cannot be limited retroactively.


     In approving the continuation of the Management Agreement, the Board, including the independent trustees, reviewed information pertaining both to the Portfolio, and the U. S. registered mutual funds that invest in the Portfolio (so-called feeder funds) having concluded that the relevant analyses of the Management Agreement with respect to such things as performance and expense ratios were better made by looking at the feeder funds, as the feeder funds' performance and expense ratios included those of the Portfolio, and since individual investors could not invest directly in the Portfolio. The Board considered the reasonableness of the advisory fee in light of the extent and quality of the advisory and administrative services provided and any additional benefits received by the Manager or its affiliates in connection with providing services to the Portfolio and feeder funds, compared the fees charged by the Manager to those paid by similar funds for comparable services, and analyzed the expenses incurred by the Manager. The Board also considered performance of the feeder funds relative to a peer group selected by a third party service provider and to other benchmarks, the expense ratio in comparison to other funds, and other factors. The Board considered the quality of the Manager's advisory, administrative and compliance staffs, including additional compliance resources being added. In addition, the Trustees considered information received at regular meetings throughout the year related to feeder fund performance and Manager services, and benefits potentially accruing to the Manager and its affiliates, from transfer agency, distribution and service relationships with the Manager and/or affiliates of the Manager. The Board also considered other benefits to the Manager including benefits relating to the ability of the Manager to make funds available to clients of the Manager together with other financial services offered to clients by the Manager and/or its affiliates.

     After requesting and reviewing such information as they deemed necessary (including additional information provided by the Manager in response to inquiries from the independent trustees) and after meetings conducted by the independent trustees without management being present, the Board concluded that the continuation of the Management Agreement was in the best interests of the Portfolio and the Portfolio's investors. These conclusions were based upon the Board's determination that the feeder funds' performance (with respect to Class A shares or Class N shares, as applicable) compared favorably with other funds in a peer group selected by a third party service provider over one, three and five year periods ending April 30, 2004; that contractual management fees and actual total expenses for the Class A shares, after giving effect to waivers and reimbursements, compared favorably to the peer group; that with respect to Class N shares of Tax Free Reserves, contractual management fees and actual total expenses exceeded those of the peer group, they were generally consistent with other similar money market funds managed by the Manager and actual management fees after waivers were lower than the median for the peer group; and that, while the Manager's profitability with respect to its services for the Portfolio was substantial, it was not excessive in light of the nature and quality of the services provided by the Manager and the risks borne by the Manager in managing money market funds. The Board also considered that, although the fee waivers and reimbursements were voluntary, and could be discontinued or modified at any time, Citigroup Asset Management had advised the Board that overall expense ratios of the Portfolio would not be permitted to increase materially without disclosure to the Board. The independent trustees were advised by separate independent legal counsel throughout the process.


     The Portfolio, the Manager and the placement agent for the Portfolio each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions.


                     PROXY VOTING POLICIES AND PROCEDURES

     Although individual Trustees may not agree with particular policies or votes by the Manager, the Board of the Portfolio has approved delegating proxy voting discretion to the Manager believing that the Manager should be responsible for voting because it is a matter relating to the investment decision making process.

     Non-equity securities, such as debt obligations and money market instruments are not usually considered to be voting securities, and proxy voting, if any, is typically limited to the solicitation of consents to changes in or waivers of features of debt securities, or plans of reorganization involving the issuer of the security. In the rare event that proxies are solicited with respect to any of these securities the Manager would vote the proxy in accordance with the principals set forth in the Manager's proxy voting policies and procedure, including the procedures that the Manager uses when a vote presents a conflict between the interests of portfolio shareholders, on the one hand, and those of the Manager or any affiliated person of a portfolio or the Manager, on the other.

     A summary of the Manager's policies and procedures with respect to proxy voting is attached as Appendix A to this SAI. This summary gives a general indication as to how the Manager will vote proxies relating to portfolio securities on each issue listed. However, the policies and procedures do not address all potential voting issues or the intricacies that may surround individual proxy votes. For that reason there may be instances in which votes may vary from the policies and procedures presented. Notwithstanding the foregoing, the Manager always endeavors to vote proxies relating to portfolio securities in accordance with a fund's investment objectives.

     Information on how the Portfolio voted proxies relating to portfolio securities during the 12 month period ended June 30, 2004 is available on the Manager's website, http://www.citigroupam.com, or on the Securities Exchange Commission's website at http://www.sec.gov.


Item 13  Control Persons and Principal Holders of Securities.


     As of December 1, 2004, Citi Tax Free Reserves, a series of CitiFunds Trust III, and Citi Institutional Tax Free Reserves, a series of CitiFunds Institutional Trust (the "Funds") owned 30% and 70%, respectively, of the beneficial interests in the Portfolio.


     The Funds are registered investment companies which have informed the Portfolio that whenever requested to vote on matters pertaining to the Portfolio (other than a vote to continue the Portfolio following the withdrawal of an investor) each will either hold a meeting of shareholders and will cast its vote in accordance with shareholder instructions, or otherwise in accordance with applicable law. If a Fund calls a meeting of its shareholders, to the extent that Fund does not receive instructions from its shareholders, the Fund will vote its shares in the Portfolio in the same proportion as the vote of shareholders who do give voting instructions. Alternatively, without seeking instructions from its shareholders, a Fund could vote its shares in the Portfolio in proportion to the vote of all the other investors in the Portfolio.

Item 14  Investment Advisory and Other Services.

     Citi Fund Management manages the assets of the Portfolio pursuant to an investment management agreement (the "Management Agreement"). Subject to such policies as the Board of Trustees of the Portfolio may determine, the Manager manages the securities of and makes investment decisions for the Portfolio. The Manager furnishes at its own expense all services, facilities and personnel necessary in connection with managing investments and effecting securities transactions for the Portfolio. The Management Agreement provides that the Manager may delegate the daily management of the securities of the Portfolio to one or more subadvisers.

     Unless otherwise terminated, the Management Agreement will continue in effect for an initial two year period and thereafter will continue indefinitely as long as such continuance is specifically approved at least annually by the Portfolio's Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio, and, in either case, by a majority of the Trustees of the Portfolio who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

     The Manager provides the Portfolio with general office facilities and supervises the overall administration of the Portfolio, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Portfolio's independent contractors and agents; and arranging for the maintenance of books and records of the Portfolio. Trustees, officers, and investors in the Portfolio are or may be or may become interested in the Manager, as directors, officers, employees, or otherwise and directors, officers and employees of the Manager are or may become similarly interested in the Portfolio.

     The Management Agreement provides that the Manager may render services to others. The Management Agreement is terminable by the Portfolio without penalty on not more than 60 days' nor less than 30 days' written notice when authorized either by a vote of holders of shares representing a majority of the voting power of the outstanding voting securities of the Portfolio or by a vote of a majority of its Trustees, or by the Manager on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.

     For its services under the Management Agreement, the Manager is entitled to receive a fee, which is accrued daily and paid monthly, of 0.20% of the Portfolio's average daily net assets on an annualized basis for the Portfolio's then-current fiscal year.


     For the period from September 1, 2001 to December 31, 2001, the fees paid to the Manager under a prior Management Agreement, after waivers, were $359,588 and $375,406, respectively. For the period from January 1, 2002 to August 31, 2002, the fees paid by the Portfolio to the Manager under its current Management Agreement were $769,062. For the fiscal years ended August 31, 2003 and 2004, the fees paid by the Portfolio to the Manager under its current Management Agreement were $1,739,474 and $1,959,899.


     Prior to December 31, 2001, the Portfolio received administrative services under separate Administrative Services Agreements. For the period from January 1, 2001 to August 31, 2001, and for the period from September 1, 2001 to December 31, 2001, the Portfolio's Administrator was Smith Barney Fund Management LLC. Smith Barney Fund Management received a fee accrued daily and paid monthly at an annual rate not exceeding 0.05% of the assets of the Portfolio. Fees payable to Smith Barney Fund Management under the Administrative Services Agreement were voluntarily waived. For the fiscal year ended August 31, 2000 and for the period from September 1, 2000 to December 31, 2000, CFBDS, Inc. provided administrative services to the Portfolio. The fees payable to CFBDS were also voluntarily waived.

     The Portfolio has entered into a Transfer Agency and Service Agreement with Citicorp Trust Bank, fsb ("Citicorp Trust") pursuant to which Citicorp Trust acts as transfer agent for the Portfolio. Under the Transfer Agency and Service Agreement, Citicorp Trust maintains the account records for the Portfolio, handles certain communications between investors and the Portfolio and distributes distributions payable by the Portfolio. The principal business address of Citicorp Trust is 125 Broad Street, New York, New York 10004.

     The Portfolio has entered into a Custodian Agreement with State Street Bank and Trust Company ("State Street") pursuant to which State Street acts as custodian and provides fund accounting services for the Portfolio. Among other things, State Street calculates the daily net asset value for the Portfolio. Securities held for the Portfolio may be held by a sub-custodian bank approved by the Portfolio's Trustees. The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110.

     KPMG LLP are the independent auditors for the Portfolio. The principal business address of KPMG LLP is 757 Third Avenue, New York, New York 10017.

Item 15  Brokerage Allocation and Other Practices.

     The Portfolio's purchases and sales of securities usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases and no such commissions have been paid by the Portfolio during the past three fiscal years ended August 31, 2004. The Portfolio does not anticipate paying brokerage commissions. Any transaction for which the Portfolio pays a brokerage commission will be effected at the best execution available. Purchases from underwriters of securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price.

     Allocation of transactions, including their frequency, to various dealers is determined by the Manager in its best judgment and in a manner deemed to be in the best interest of investors in the Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

     Investment decisions for the Portfolio are made independently from those for any other account, series or investment company that is or may in the future become managed by the Manager or its affiliates. If, however, the Portfolio and other investment companies, series or accounts managed by the Manager are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy may adversely affect the price paid or received by the Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for the Portfolio and for other investment companies, series or accounts managed by the Manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

     Portfolio transactions may be executed with the Manager, or with any affiliate of the Manager, acting either as principal or as broker, subject to applicable law. No commissions on portfolio transactions were paid by any Portfolio during the fiscal year ended August 31, 2004 to the Manager or any affiliate of the Manager.

Item 16  Capital Stock and Other Securities.

     The Portfolio is organized as a trust under the laws of the State of New York. Under its Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable. Investments in the Portfolio may not be transferred without prior written consent of the Trustees.

     The Trustees of the Trust may require the Trust to redeem the interests of any investors in the Portfolio for any reason at any time. Any such redemption will be conducted pursuant to the terms of the Declaration of Trust.

     Each investor is entitled to a vote in proportion to the value of its beneficial interest in the Portfolio. Investors in the Portfolio do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio holds special meetings of investors when it is required to do so by law, or in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. Except in limited circumstances, the Trustees may, without any investor vote, amend or otherwise supplement the Declaration of Trust.

     The Portfolio may merge or consolidate or may sell, lease or exchange all or substantially all of its assets, if approved by interests representing a majority of the voting power of the outstanding interests in the Portfolio, or by a written consent, without a meeting of the holders of interests representing a majority of the voting power of the outstanding interests in the Portfolio. The Trustees of the Portfolio may reorganize or reincorporate the Portfolio without the vote or consent of its investors into a newly created entity. The Portfolio may also be terminated at any time by the affirmative vote of two-thirds of the voting power representing the outstanding interests of the Portfolio or by the Trustees of the Portfolio by written notice to its investors.

     The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually, but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. At 12:00 noon, Eastern time, on each such business day, the value of each investor's interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio effective for that day. Any additions or withdrawals that are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 12:00 noon, Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 12:00 noon, Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 12:00 noon, Eastern time, on the following business day of the Portfolio.


Item 17  Purchase, Redemption and Pricing of Securities.

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio normally determines its net asset value as of 12:00 noon, Eastern time, on each day on which the NYSE is open for trading. As of the date of this Registration Statement, the NYSE will be open for trading every weekday except in the event of an emergency or for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order. On days when the financial markets in which the Portfolio invests close early, the Portfolio's net asset value may be determined as of the earlier close of these markets.

     The securities held by the Portfolio are valued at their amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If fluctuating interest rates or other factors cause the market value of the securities held by the Portfolio to deviate more than 1/2 of 1% from their value determined on the basis of amortized cost, the Portfolio's Board of Trustees will consider whether any action should be initiated, as described in the following paragraph. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

     Pursuant to the rules of the SEC, the Portfolio's Board of Trustees has established procedures to stabilize the value of the Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, the Portfolio's Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include withdrawal in kind, selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations. The Portfolio maintains a dollar-weighted average maturity of 90 days or less, does not purchase any instrument with a remaining maturity greater than 397 days or subject to a repurchase agreement having a duration of greater than 397 days, limits its investments, including repurchase agreements, to those U.S. dollar-denominated instruments that have been determined by or on behalf of the Manager to present minimal credit risks and complies with certain reporting and recordkeeping procedures. The Portfolio has also established procedures to ensure that securities purchased by it meet its high quality criteria.

     Subject to compliance with applicable regulations, the Portfolio has reserved the right to pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being sold. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The Portfolio may suspend the right of redemption or postpone the date of payment for beneficial interests in the Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the NYSE is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.


Item 18. Taxation of the Portfolio.

     The Portfolio is organized as a trust under New York law. The Portfolio has determined, on the basis in part of an opinion of special tax counsel, that it is properly treated as a partnership for federal income tax and New York tax purposes. The Declaration of Trust provides that the Trustees shall have the power to take all actions and to execute all forms and other documents that they determine, in their sole discretion, to be necessary to achieve such treatment. Accordingly, the Portfolio does not expect to pay any income taxes, but each investor in the Portfolio must take into account its share of the Portfolio's ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability. The determination of such share will be made in accordance with the governing instruments of the Portfolio and the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     The Portfolio's taxable year-end is August 31. Although the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

     The Portfolio believes that, in the case of an investor in the Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and should be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether the Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

     In order to enable an investor in the Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to the nature of the Portfolio's gross income and the composition (diversification) of the Portfolio's assets as if those requirements were directly applicable to the Portfolio, and to allocate and permit withdrawals of its net investment income (including net investment income derived from interest on Municipal Obligations) and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

     The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income (including net investment income derived from interest on Municipal Obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable Treasury regulations.

     Investors generally will not recognize any gain or loss for federal income tax purposes on contributions to the Portfolio or on withdrawals from the Portfolio. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in the Portfolio, the investor will generally recognize gain for federal income tax purposes. In addition, if, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from Federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

     There are certain tax issues which will be relevant to only certain of the Portfolio's investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met.

     The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Portfolio.


Item 19 Underwriters.

     The exclusive placement agent for the Portfolio is Salomon Smith Barney, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.


Item 20  Calculations of Performance Data.

     Not applicable.


Item 21  Financial Statements.

     The financial statements contained in the Annual Report of the Portfolio, as filed with the Securities and Exchange Commission (Accession Number 0000930413-03-003223), for the fiscal year ended August 31, 2003 are incorporated by reference into this Part B.

     A copy of the Annual Report of the Portfolio accompanies this Part B.

                                   APPENDIX A
                      PROXY VOTING POLICIES AND PROCEDURES


     The Board of Directors of each Fund has delegated the authority to develop policies and procedures relating to proxy voting to Salomon Brothers Asset Management Inc (the "Investment Manager"). The Investment Manager is part of Citigroup Asset Management ("CAM"), a group of investment adviser affiliates of Citigroup, Inc. ("Citigroup"). Along with the other investment advisers that comprise CAM, the Investment Manager has adopted a set of proxy voting policies and procedures (the "Policies") to ensure that it votes proxies relating to equity securities in the best interest of clients.

     In voting proxies, the Investment Manager is guided by general fiduciary principles and seeks to act prudently and solely in the best interest of clients. The Investment Manager attempts to consider all factors that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to maximize shareholder values. The Investment Manager may utilize an external service provider to provide it with information and/or a recommendation with regard to proxy votes. However, such recommendations do not relieve the Investment Manager of its responsibility for the proxy vote.

     In the case of a proxy issue for which there is a stated position in the Policies, the Investment Manager generally votes in accordance with such stated position. In the case of a proxy issue for which there is a list of factors set forth in the Policies that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above and considering such enumerated factors. In the case of a proxy issue for which there is no stated position or list of factors that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above. Issues for which there is a stated position set forth in the Policies or for which there is a list of factors set forth in the Policies that CAM considers in voting on such issues fall into a variety of categories, including election of directors, ratification of auditors, proxy and tender offer defenses, capital structure issues, executive and director compensation, mergers and corporate restructurings, and social and environmental issues. The stated position on an issue set forth in the Policies can always be superseded, subject to the duty to act solely in the best interest of the beneficial owners of accounts, by the investment management professionals responsible for the account whose shares are being voted. Issues applicable to a particular industry may cause CAM to abandon a policy that would have otherwise applied to issuers generally. As a result of the independent investment advisory services provided by distinct CAM business units, there may be occasions when different business units or different portfolio managers within the same business unit vote differently on the same issue.

     In furtherance of the Investment Manager's goal to vote proxies in the best interest of clients, the Investment Manager follows procedures designed to identify and address material conflicts that may arise between the Investment Manager's interests and those of its clients before voting proxies on behalf of such clients. To seek to identify conflicts of interest, CAM periodically notifies CAM employees (including employees of the Investment Manager) in writing that they are under an obligation (i) to be aware of the potential for conflicts of interest with respect to voting proxies on behalf of client accounts both as a result of their personal relationships and due to special circumstances that may arise during the conduct of CAM's and the Investment Manager's business, and (ii) to bring conflicts of interest of which they become aware to the attention of compliance personnel. The Investment Manager also maintains and considers a list of significant relationships that could present a conflict of interest for the Investment Manager in voting proxies. The Investment Manager is also sensitive to the fact that a significant, publicized relationship between an issuer and a non-CAM affiliate might appear to the public to influence the manner in which the Investment Manager decides to vote a proxy with respect to such issuer. Absent special circumstances or a significant, publicized non-CAM affiliate relationship that CAM or the

Investment Manager for prudential reasons treats as a potential conflict of interest because such relationship might appear to the public to influence the manner in which the Investment Manager decides to vote a proxy, the Investment Manager generally takes the position that non-CAM relationships between Citigroup and an issuer (e.g. investment banking or banking) do not present a conflict of interest for the Investment Manager in voting proxies with respect to such issuer. Such position is based on the fact that the Investment Manager is operated as an independent business unit from other Citigroup business units as well as on the existence of information barriers between the Investment Manager and certain other Citigroup business units.

     CAM maintains a Proxy Voting Committee, of which the Investment Manager personnel are members, to review and address conflicts of interest brought to its attention by compliance personnel. A proxy issue that will be voted in accordance with a stated position on an issue or in accordance with the recommendation of an independent third party is not brought to the attention of the Proxy Voting Committee for a conflict of interest review because the Investment Manager's position is that to the extent a conflict of interest issue exists, it is resolved by voting in accordance with a pre-determined policy or in accordance with the recommendation of an independent third party. With respect to a conflict of interest brought to its attention, the Proxy Voting Committee first determines whether such conflict of interest is material. A conflict of interest is considered material to the extent that it is determined that such conflict is likely to influence, or appear to influence, the Investment Manager's decision-making in voting proxies.

     If it is determined by the Proxy Voting Committee that a conflict of interest is not material, the Investment Manager may vote proxies notwithstanding the existence of the conflict. If it is determined by the Proxy Voting Committee that a conflict of interest is material, the Proxy Voting Committee is responsible for determining an appropriate method to resolve such conflict of interest before the proxy affected by the conflict of interest is voted. Such determination is based on the particular facts and circumstances, including the importance of the proxy issue and the nature of the conflict of interest. Methods of resolving a material conflict of interest may include, but are not limited to, disclosing the conflict to clients and obtaining their consent before voting, or suggesting to clients that they engage another party to vote the proxy on their behalf.

                                     PART C


Item 23. Exhibits.

**      a(1)   Amended and Restated Declaration of Trust of the Registrant

****    a(2)   Amendment to Amended and Restated Declaration of Trust of the Registrant

**      b      By-Laws of the Registrant

***     d      Management Agreement between the Registrant and Citi Fund Management Inc., as manager

***     e      Form of Placement Agency Agreement by and between Registrant and Citigroup Global
               Markets Inc. (formlery Salomon Smith Barney Inc.)

*       g      Custodian Contract between the Registrant and State Street Bank and Trust Company ("State
               Street"), as custodian

***     h(1)   Form of Transfer Agency and Services Agreement between the Registrant and Citicorp Trust
               Bank, fsb (formerly Travelers Bank & Trust, fsb, formerly Citi Fiduciary Trust, formerly
               Smith Barney Private Trust Company)

***     h(2)   Letter Agreement to Transfer Agency and Services Agreement


Filed   p      Codes of Ethics
herewith

---------------------------------------------------
*        Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No.
         811-6118) as filed with the Securities and Exchange Commission on December 30, 1996.
**       Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No.
         811-6118) as filed with the Securities and Exchange Commission on December 31, 2001.
***      Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No.
         811-6118) as filed with the Securities and Exchange Commission on December 30, 2002.
****     Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No.
         811-6118) as filed with the Securities and Exchange Commission on December 29, 2003.


Item 24.  Persons Controlled by or under Common Control with Registrant.

     Not applicable.

Item 25.  Indemnification.

     Reference is hereby made to (a) Article V of the Registrant's Amended and Restated Declaration of Trust, incorporated herein by reference as an exhibit to its Registration Statement on Form N-1A and (b) Section 4 of the Placement Agency Agreement by and between the Registrant and Citigroup Global Markets Inc. (formerly Salmon Smith Barney Inc.) filed as an exhibit hereto.

     The Trustees and officers of the Registrant and the personnel of the Registrant's manager are insured under errors and omissions liability insurance policies. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 26.  Business and Other Connections of Investment Adviser.

     Manager - Citi Fund Management Inc. ("Citi Fund Management") was incorporated in January, 2001 under the laws of the State of Delaware. Citi Fund Management is a wholly owned subsidiary of Smith Barney Fund Management LLC, which is an indirect wholly owned subsidiary of Citigroup Inc.

     Citi Fund Management is registered as an investment adviser under the Investment Advisers Act of 1940. The list required by this Item 26 of officers and directors of Citi Fund Management together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Part I of Form ADV filed by Citi Fund Management pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-60004).

Item 27.  Principal Underwriters.

     (a) Citigroup Global Markets Inc. ("CGM") (formerly Salomon Smith Barney Inc.), the Registrant's placement agent, is the distributor for Smith Barney Trust II, CitiFunds Trust III, CitiFunds Premium Trust and CitiFunds Institutional Trust. CGM is the placement agent for Institutional Portfolio, U.S. Treasury Reserves Portfolio and Cash Reserves Portfolio.

     CGM is also the distributor for the following funds: Salomon Funds Trust, Smith Barney Allocation Series Inc., Smith Barney Trust II, Smith Barney Investment Series, Consulting Group Capital Markets Funds, High Income Opportunity Fund Inc., Intermediate Municipal Fund, Inc., Smith Barney Small Cap Core Fund, Inc., Smith Barney Investment Trust, Real Estate Income Fund Inc., Managed High Income Portfolio Inc., Managed Municipals Portfolio Inc., Municipal High Income Fund Inc., Citigroup Investments Corporate Loan Fund Inc., Zenix Income Fund Inc., Salomon Brothers Capital Fund Inc., Salomon Brothers Investors Value Fund Inc., Salomon Brothers Fund, Salomon Brothers Institutional Series Fund Inc., Salomon Brothers Series Funds Inc., Salomon Brothers Variable Series Funds Inc., Salomon Brothers Opportunity Fund Inc., Salomon Brothers 2008 Worldwide Government Term Trust, Salomon Brothers High Income Fund, Salomon Brothers High Income Fund II, Salomon Brothers Emerging Markets Income Fund Inc., Salomon Brothers Emerging Markets Income Fund II Inc., Salomon Brothers Emerging Markets Floating Rate Fund Inc., Salomon Brothers Global High Income Fund Inc., Salomon Brothers Global Partners Income Fund Inc., Salomon Brothers Emerging Markets Debt Fund Inc., Salomon Brothers Municipal Partners Fund Inc., Salomon Brothers Municipal Partners Fund II Inc., Greenwich Street Series Fund, SB Adjustable Rate Income Fund, Smith Barney Aggressive Growth Fund Inc., Smith Barney Appreciation Fund Inc., Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Smith Barney Equity Funds, Smith Barney Fundamental Value Fund Inc., Smith Barney Funds, Inc., Smith Barney Income Funds, Smith Barney Institutional Cash Management Fund, Inc., Smith Barney Investment Funds, Inc., Smith Barney Managed Governments Fund Inc., Smith Barney Managed Municipals Fund Inc., Smith Barney Massachusetts Municipals Fund, Smith Barney Money Funds, Inc., Smith Barney Muni Funds, Smith Barney Municipal Money Market Fund, Inc., Smith Barney New Jersey Municipals Fund Inc., Smith Barney Oregon Municipals Fund, Smith Barney Principal Return Fund, Smith Barney Sector Series Inc., Smith Barney Telecommunications Trust, Smith Barney World Funds, Inc., Travelers Series Fund Inc., and various series of unit investment trusts.

     (b) The information required by this Item 27 with respect to each director, officer and partner of CGM is incorporated by reference to Schedule A of Form BD filed by CGM pursuant to the Securities Exchange Act of 1934 (SEC File No. 8-8177).

     (c) Not applicable.

Item 28.  Location of Accounts and Records.

The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

                           NAME                                ADDRESS

Citigroup Global Markets Inc.                    388 Greenwich Street
(formerly Salomon Smith Barney, Inc.)            New York, NY  10013
(placement agent)

State Street Bank and Trust                      225 Franklin Street
Company                                          Boston, MA  02110
(custodian)

Citicorp Trust Bank, fsb                         125 Broad Street
(f/k/a Travelers Bank and Trust, fsb)            New York, NY  10004
(transfer agent)

Citi Fund Management Inc.                        100 First Stamford Place
(investment manager)                             Stamford, CT  06902


Item 29.  Management Services.

     Not applicable.

Item 30.  Undertakings.

     Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Stamford, and the State of Connecticut, on the 29th day of December, 2004.


                                        TAX FREE RESERVES PORTFOLIO


                                        By: /s/ Rosemary D. Emmens
                                            ------------------------
                                            Rosemary D. Emmens
                                            Assistant Secretary

                                 EXHIBIT INDEX

Exhibit p                        Code of Ethics